Exhibit 99.1

EXECUTION VERSION

STOCK REPURCHASE AND WAIVER AGREEMENT

This Stock Repurchase and Waiver Agreement is made and entered into as of April 21, 2005 (this “Agreement”) by and between The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), and National Association of Securities Dealers, Inc., a Delaware non-profit corporation (“NASD”), and relates to shares of Nasdaq’s Series C Cumulative Preferred Stock, par value $.01 per share (“Series C Stock”), issued to NASD pursuant to the Exchange Agreement dated as of November 29, 2004 between Nasdaq and NASD (the “Exchange Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Exchange Agreement.

WHEREAS, concurrently herewith, Nasdaq is entering into (i) an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Nasdaq, Norway Acquisition Corp., a wholly-owned subsidiary of Nasdaq and a Delaware corporation (“Merger Sub”), and Instinet Group Incorporated, a Delaware corporation (“Instinet”), and (ii) a Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), by and among Nasdaq, Merger Sub, and a Delaware limited liability company to be organized (“Newco LLC”), for the sale of certain assets to Newco LLC (the “Sale”) (collectively, the “Transactions”);

WHEREAS, pursuant to the Exchange Agreement, Nasdaq is restricted from incurring long-term debt and from undertaking Extraordinary Asset Sales, in each case subject to certain exceptions, without the prior written consent of NASD;

WHEREAS, Nasdaq desires to finance the Transactions by entering into a senior secured credit facility, issuing convertible notes and restructuring its 4% subordinated convertible notes due 2006 (collectively, the “Financing”), and has requested that NASD waive compliance with the restrictions on the incurrence of long-term debt by Nasdaq provided for in the Exchange Agreement in order to enable Nasdaq to undertake the Financing;

WHEREAS, in the event that the Sale constitutes an Extraordinary Asset Sale, Nasdaq has requested that NASD waive compliance with the restrictions on Extraordinary Asset Sales by Nasdaq provided for in the Exchange Agreement in order to enable Nasdaq to consummate the Sale; and

WHEREAS, in consideration for NASD’s willingness to waive compliance with the restrictions in the Exchange Agreement requested by Nasdaq, Nasdaq is willing to repurchase from NASD 384,932 shares (the “Shares”) of the 1,338,402 shares of Series C Stock currently owned by NASD;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is agreed as follows:

1. Sale of the Shares. No later than 4:00 p.m., New York time, on the day next succeeding (the “Closing Date”) the hereof, NASD agrees to sell to Nasdaq and Nasdaq agrees to purchase from NASD the Shares (the time of such sale and purchase being referred to herein as the “Closing Time”). NASD agrees to execute such stock powers and other instruments of conveyance as may be reasonably requested by Nasdaq in order to effectuate the transfer of the Shares.

2. Consideration. At the Closing Time, Nasdaq agrees to pay to NASD $39,999,994.93 in full consideration for the Shares, including any accrued and unpaid dividends and Additional Redemption Amounts (as defined in the Certificate of Designations, Preferences and Rights of the Series C Stock) due thereon.

3. New Stock Certificate. Immediately upon consummation of the sale of Shares provided for hereunder, Nasdaq shall issue and deliver to NASD a new certificate representing the remaining 953,470 shares of Series C Stock owned by NASD.

4. Waiver and Consent. NASD agrees that, solely with respect to (a) the Financing, which will constitute a Long-Term Debt Incurrence of Nasdaq and when aggregated with the long-term debt assumed pursuant to the Transaction by Nasdaq and its Restricted Subsidiaries, collectively, from Long-Term Debt Incurrences that have occurred on or any time after February 21, 2002 through the date hereof, such aggregate amount will exceed $200,000,000, NASD hereby waives the restrictions set forth in Section 3.04(a) of the Agreement and consents to such Financing and (b) the Sale, to the extent such Sale may constitute an Extraordinary Asset Sale, NASD hereby waives the restrictions set forth in Section 3.04(b) of the Agreement and consents to such Sale and agrees that such Sale shall not be included in any future calculation pursuant to Section 3.04 of the Exchange Agreement so long as the proceeds to Nasdaq from the Sale shall equal the amounts paid by Nasdaq to acquire from Instinet the assets that are the subject of the Sale. NASD agrees that the sale by Nasdaq to NASD of Nasdaq’s facility located at 9513 Key West Avenue, Rockville, Maryland 20850 shall not constitute an Extraordinary Asset Sale. This Section 4 shall be null and void and of no effect in the event that Nasdaq shall not have delivered to NASD by 4:00 p.m., New York time, on the Closing Date the consideration for the Shares pursuant to Section 2 hereof.

5. Future Discussions. Nasdaq and NASD agree that they shall continue discussions in good faith on a mutually agreeable timetable for the repurchase or redemption of the outstanding shares of Series C Stock owned by NASD after consummation of the sale of the Shares provided for hereunder.

6. Effect on Exchange Agreement. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of the Exchange Agreement shall remain in full force and effect, without modification or limitation. This Agreement shall not operate as a consent by NASD to any other action or inaction by Nasdaq, or as a waiver or amendment of any right, power, or remedy of NASD under the Exchange Agreement nor shall this Agreement constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Exchange Agreement except as specifically provided herein.

7. Entire Agreement. This Agreement and the Exchange Agreement embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, arrangements and undertakings, whether written or oral, relating to matters provided for herein and therein. There are no provisions, undertakings, representations or warranties relative to the subject matter of this Agreement not expressly set forth herein and therein.

8. Benefit and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no assignment of any interest under this Agreement by any party. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9. Waiver. Any waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

10. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the NASD and Nasdaq.

11. Construction of this Agreement; Counterparts. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts executed and to be performed in the State of New York.

13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date and year first written above.

NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

By:	/s/ Todd T. Diganci
Name:	Todd T. Diganci
Title:	Executive Vice President and Chief Financial Officer

THE NASDAQ STOCK MARKET, INC.

By:	/s/ David Warren
Name:	David Warren
Title:	Executive Vice President and Chief Financial Officer

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